EXHIBIT 99.1 – PRESS RELEASE	FOR IMMEDIATE RELEASE
October 19, 2017	For more information contact:
First South Bancorp, Inc.	Bruce Elder (CEO)	(252) 940-4936
	Scott McLean (CFO)	(252) 940-5016
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports September 30, 2017 Quarterly and Nine Months Operating Results

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reported net income of $2.9 million or $0.31 of earnings per diluted share (EPS) for the 2017 third quarter, an increase from the $1.9 million of net income and $0.20 of EPS for the 2016 third quarter. Net income for the first nine months of 2017 was $6.8 million and $0.72 of EPS, an increase from the $5.0 million of net income and $0.52 of EPS generated during the first nine months of 2016.

Highlights:

•	Strong quarterly earnings performance with net income of $2.9 million; diluted EPS of $0.31 per share; return on average assets (ROA) of 1.09%, return on average equity (ROE) of 12.31% and return on average tangible common equity* (ROTCE) of 13.29%.
•	Pre-tax, pre-provision operating earnings* for the current quarter of $4.5 million, a 51% increase over the $3.0 million reported for the 2016 third quarter.
•	Continued loan growth as our loans-held-for-investment portfolio increased $80.1 million during the first nine months of 2017.
•	Total deposits have grown $85.5 million or 9.9% over the last twelve months to $945.3 million.
•	Strong core deposit growth as demonstrated by an increase in total non-interest bearing deposits of 11.9% to $212.5 million on a year-over-year basis.
•	Expanded the net interest margin (NIM) to 3.89% versus 3.73% for the third quarter of 2016.
•	Asset quality metrics continue to improve with lower levels of non-performing assets.

Bruce Elder, President and CEO, commented, “the third quarter financial performance of the Company is a reflection of the strong loan growth experienced over the past year. Pre-tax income of $4.3 million was almost $1.4 million higher than the $2.9 million reported for the second quarter of 2017. The increase was partially due to a $563,000 increase in net interest income driven by a $609,000 increase in interest and fee income from the loan portfolio. Additionally, compared with Q2 2017, non-interest expenses declined by $476,000 and the provision for loan losses decreased by $385,000.”

Mr. Elder also noted that, “the legal merger with Carolina Financial Corporation (CARO) is anticipated to occur in the fourth quarter of 2017. We have a special meeting of shareholders scheduled for October 26, 2017 to formally vote for approval of the merger, and regulatory approval has recently been received. Legacy branches will operate as CresCom Bank doing business as First South Bank until the data system conversion scheduled for the end of the first quarter of 2018, at which time those branches will be rebranded as CresCom Bank. Conversion teams from both organizations are working diligently to ensure a smooth transition.”

Strong loan and deposit growth over the past twelve months, coupled with controlled expenses, has supported the Company’s solid earnings performance for both the current quarter, as well as year-to-date 2017. Since September 30, 2016, the Company’s loans held for investment portfolio has grown $98.2 million. During this same twelve month period the deposit base has expanded by $85.5 million, including a $22.6 million increase in non-interest bearing demand deposits. As a result of this growth, the Company has bolstered its net interest income (NII), net interest margin (NIM), and bottom line net income.

Income Statement: The Company’s NII for the 2017 third quarter grew to $9.6 million compared to $8.3 million for the comparative 2016 third quarter. Our NIM for the third quarter of 2017 expanded 16 basis points to 3.89% versus 3.73% for the same three month period one year ago. NII for first nine months of 2017 grew to $27.4 million, from $24.2 million in the prior year nine month period. The NIM for the nine month period ended September 30, 2017 was 3.81% and compares favorably to the 3.72% posted for the first nine months of 2016.

Total non-interest income was $3.5 million for the current three month period compared to $3.7 million for the prior year three-month period. The decline was primarily a result of lower gains on disposals of OREO properties, a reduction in loan sales for Small Business Administration loans and lower profit margins on the sale of mortgage loans. Total non-interest income for the first nine months of 2017 was $10.4 million compared to $10.8 million for prior year nine month period. Included in non-interest income for the nine month period ended September 30, 2016 is $467,000 of pre-tax gains on the sales of investment securities. These investment securities were sold primarily to fund growth in our loan portfolio.

Non-interest expenses for the third quarter of 2017 were $8.7 million, compared to $8.9 million for the 2016 third quarter. Total non-interest expenses for the current nine month period totaled $27.0 million, compared to $27.1 million for first nine months of 2016. The Company, as a result of prior branch consolidations as well as other cost savings, has been able to control its expenses despite incurring $387,000 in year-to-date merger-related expenses.

Income tax expense was $1.4 million for the 2017 third quarter, compared to $947,000 for the 2016 third quarter. The effective income tax rates were 32.3% and 33.3% for these reporting periods, respectively. For the first nine months of 2017, income tax expense was $3.0 million versus $2.2 million for the comparative period of 2016. The effective income tax rates were 30.8% and 30.6%, respectively for the 2017 and 2016 nine-month periods.

Balance Sheet: Loans and leases held for investment (HFI) totaled $780.7 million at September 30, 2017, increasing $80.1 million, or 11.4%, over the $700.6 million held at December 31, 2016. Loans held for sale totaled $3.8 million at September 30, 2017 versus $5.1 million held at December 31, 2016. Investment securities and interest-bearing deposits at other banks totaled to $228.0 million at September 30, 2017, versus $216.4 million at December 31, 2016, as earnings and cash from robust deposit growth continues to support our strong liquidity position.

Deposits totaled $945.3 million at September 30, 2017, increasing $74.7 million, or 8.6%, from $870.6 million at December 31, 2016. Non-maturity deposits (personal and business checking, money market, and savings accounts) grew by $69.3 million, or 11.3%, to $683.3 million at September 30, 2017, from $614.0 million at December 31, 2016. CDs increased to $261.9 million at September 30, 2017, from $256.6 million at December 31, 2016. CDs represented 27.7% and 29.5% of total deposits at September 30, 2017 and December 31, 2016, respectively.

Stockholders' equity increased by $7.4 million to $94.6 million at September 30, 2017, from $87.2 million at December 31, 2016. This increase primarily reflects the $6.8 million of net income earned for the first nine months of 2017 and a $1.4 million increase in accumulated other comprehensive income resulting from the mark-to-market adjustment of the available-for-sale securities portfolio, and is net of $998,000 of dividends declared and paid to our stockholders.

The tangible equity to assets ratio* was 8.28% at September 30, 2017, compared to 8.21% at December 31, 2016. The tangible book value per common share* increased to $9.36 at September 30, 2017, from $8.57 at December 31, 2016.

Asset Quality: September 30, 2017 strong asset quality metrics continue to reflect the Company’s disciplined credit culture. Non-performing assets (NPAs) declined to $4.5 million at September 30, 2017, or 0.42% of total assets, from $6.3 million, or 0.63% of total assets, at December 31, 2016. NPAs at September 30, 2017 included $2.2 million of other real estate owned (OREO), which has declined by $1.0 million, or 32.4%, from $3.2 million at December 31, 2016. Nonaccrual loans and leases were $2.3 million at September 30, 2017, or 0.30% of loans and leases HFI, and compared favorably to $3.1 million, or 0.44% of loans and leases HFI, at December 31, 2016.

The provision for credit losses in the 2017 third quarter was $100,000, compared to $220,000 for the third quarter of 2016. The provision for credit losses was $850,000 in the first nine months of 2017, compared to $770,000 in the first nine months of 2016. The allowance for loan losses represented 1.22% of loans and leases HFI at September 30, 2017, compared to 1.24% at December 31, 2016.

Regulatory Capital Strength: As of September 30, 2017, reported regulatory capital ratios at the Bank were 12.95% for total risk-based capital, 11.73% for tier 1 risk-based capital and common equity tier 1 risk-based capital and 8.96% for tier 1 leverage, compared to 13.01% for total risk-based capital, 11.80% for tier 1 risk-based capital and common equity tier 1 risk-based capital and 8.89% for tier 1 leverage at December 31, 2016.

Key Performance Ratios: Some of our key performance ratios are ROA, ROE and the efficiency ratio. ROA was 1.09% for the 2017 third quarter, compared with 0.78% for the 2016 third quarter. ROE was 12.31% for the 2017 third quarter, compared with 8.52% for the 2016 third quarter. The Company’s efficiency ratio for the 2017 third quarter improved to 65.53%, from 73.84% for the comparative 2016 third quarter. The efficiency ratio for the first nine months of 2017 improved to 70.55%, from 77.31% for first nine months of 2016.

Corporate and Investor Information: The Bank has been serving the citizens of eastern and central North Carolina since 1902 and offers a variety of financial products and services to business and individual customers. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices located throughout eastern and central North Carolina. The Bank also provides a full menu of leasing services through its wholly-owned subsidiary, First South Leasing, LLC. In addition, under its First South Wealth Management division, the Bank makes securities brokerage services available through an affiliation with an independent broker/dealer.

Additional investor information for the Company and the Bank may be accessed on our website at www.firstsouthnc.com.

The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

Forward-Looking Statements: Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include: failure to meet the closing conditions contained in the Agreement and Plan of Merger and Reorganization, dated as of June 9, 2017, by and between Carolina Financial Corporation (“CARO”) and the Company (the “CARO Merger”), including approval by the stockholders of CARO and the Company, respectively, on the expected terms and time schedule; delay in closing the CARO Merger; difficulties and delays in integrating CARO’s and the Company’s businesses or fully realizing cost savings and other benefits; business disruption as a result of the CARO Merger; customer acceptance of CARO products and services; potential difficulties encountered in expanding into a new market following the CARO Merger; the effects of future economic conditions; governmental fiscal and monetary policies; legislative and regulatory changes; the risks of changes in interest rates; the effects of competition; and including without limitation other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

*Non-GAAP Financial Measures: Important disclosures about and reconciliations of non-GAAP measures to the corresponding GAAP measures, are provided below and attached to this press release.

This press release and the accompanying Supplemental Financial Data contain financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP) in the United States. Management uses these "non-GAAP" measures in their analysis of the Company's performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures are provided within the accompanying tables to this press release.

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	September 30,	December 31,	September 30,
	2017	2016	2016
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$19,923,410	$22,854,712	$19,272,704
Interest-bearing deposits with banks	36,903,842	23,320,968	37,936,276
Investment securities available for sale, at fair value	190,573,089	192,606,119	193,255,580
Investment securities held to maturity	506,223	509,617	509,328
Mortgage loans held for sale	3,814,715	5,098,518	7,312,568

Loans and leases held for investment	780,713,736	700,642,291	682,465,668
Allowance for loan and lease losses	(9,561,535)	(8,673,172)	(8,498,061)
Net loans and leases held for investment	771,152,201	691,969,119	673,967,607

Premises and equipment, net	10,799,043	11,291,596	11,608,966
Assets held for sale	185,906	192,720	192,720
Other real estate owned	2,183,970	3,229,423	4,810,434
Federal Home Loan Bank stock, at cost	1,592,700	1,573,700	1,701,200
Accrued interest receivable	3,595,669	3,525,684	3,118,482
Goodwill	4,218,576	4,218,576	4,218,576
Mortgage servicing rights	2,170,658	2,148,905	2,090,680
Identifiable intangible assets	1,429,929	1,611,187	1,682,269
Bank-owned life insurance	18,483,438	18,080,183	17,937,292
Prepaid expenses and other assets	5,947,067	8,470,887	6,180,717

Total assets	$1,073,480,436	$990,701,914	$985,795,399

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing demand	$212,521,157	$196,917,165	$189,872,662
Interest bearing demand	323,893,958	272,098,903	264,114,729
Savings	146,933,193	145,031,981	141,701,335
Large denomination certificates of deposit	136,211,749	122,819,510	124,416,507
Other time	125,727,563	133,732,804	139,725,846
Total deposits	945,287,620	870,600,363	859,831,079

Borrowed money	16,500,000	17,000,000	20,000,000
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	6,775,248	5,607,832	7,360,372
Total liabilities	978,872,868	903,518,195	897,501,451

Common stock, $.01 par value, 25,000,000 shares authorized; 9,504,991; 9,494,935; and 9,494,935 shares outstanding, respectively	95,050	94,949	94,949
Additional paid-in capital	36,191,713	36,018,743	35,998,472
Retained earnings	55,405,706	49,560,595	47,851,299
Accumulated other comprehensive income	2,915,099	1,509,432	4,349,228
Total stockholders' equity	94,607,568	87,183,719	88,293,948

Total liabilities and stockholders' equity	$1,073,480,436	$990,701,914	$985,795,399

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Interest income:
Interest and fees on loans	$9,316,002	$7,915,133	$26,229,824	$22,748,826
Interest on investments and deposits	1,360,943	1,295,051	4,143,972	4,131,333
Total interest income	10,676,945	9,210,184	30,373,796	26,880,159

Interest expense:
Interest on deposits	841,961	728,106	2,426,143	2,094,809
Interest on borrowings	70,093	55,886	192,521	187,683
Interest on junior subordinated notes	127,011	127,011	378,272	408,628
Total interest expense	1,039,065	911,003	2,996,936	2,691,120

Net interest income	9,637,880	8,299,181	27,376,860	24,189,039
Provision for credit losses	100,000	220,000	850,000	770,000
Net interest income after provision for credit losses	9,537,880	8,079,181	26,526,860	23,419,039

Non-interest income:
Deposit fees and service charges	1,902,246	1,907,878	5,723,130	5,746,336
Loan fees and charges	88,799	72,578	267,566	268,212
Mortgage loan servicing fees	356,823	343,081	995,650	850,770
Gain on sale and other fees on mortgage loans	709,554	812,754	1,837,133	1,795,017
Gain (loss) on sale of other real estate, net	14,343	77,416	69,843	50,932
Gain on sale of investment securities	-	-	-	467,470
Other income	435,418	477,343	1,469,882	1,636,428
Total non-interest income	3,507,183	3,691,050	10,363,204	10,815,165

Non-interest expense:
Compensation and fringe benefits	5,130,718	4,970,846	15,245,172	14,955,785
Federal deposit insurance premiums	156,054	157,142	460,546	479,276
Premises and equipment	1,293,477	1,349,243	4,026,693	4,103,726
Marketing	96,646	151,304	279,435	568,556
Data processing	799,650	757,200	2,400,740	2,303,418
Amortization of intangible assets	152,816	136,882	453,282	401,981
Other real estate owned expense	2,483	119,065	272,342	425,622
Other	1,105,912	1,286,741	3,860,278	3,842,879
Total non-interest expense	8,737,756	8,928,423	26,998,488	27,081,243

Income before income tax expense	4,307,307	2,841,808	9,891,576	7,152,961
Income tax expense	1,391,805	947,496	3,048,960	2,185,841

NET INCOME	$2,915,502	$1,894,312	$6,842,616	$4,967,120

Per share data:
Basic earnings per share	$0.31	$0.20	$0.72	$0.52
Diluted earnings per share	$0.31	$0.20	$0.72	$0.52
Dividends per share	$0.035	$0.030	$0.105	$0.085
Average basic shares outstanding	9,503,800	9,494,861	9,500,809	9,493,285
Average diluted shares outstanding	9,567,989	9,525,302	9,556,254	9,520,216

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarter to Date					Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$1,073,480	$1,061,379	$1,039,424	$990,702	$985,795	$1,073,480	$985,795

Loans held for sale:	$3,815	$6,381	$2,507	$5,099	$7,313	$3,815	$7,313

Loans and leases held for investment (HFI):
Mortgage	$77,199	$76,249	$73,107	$74,905	$74,710	$77,199	$74,710
Commercial	594,957	593,732	558,578	535,047	518,265	594,957	518,265
Consumer	85,247	83,730	73,188	69,454	69,039	85,247	69,039
Leases	23,311	22,945	22,270	21,236	20,452	23,311	20,452
Total loans and leases HFI	780,714	776,656	727,143	700,642	682,466	780,714	682,466
Allowance for loan and lease losses	(9,562)	(9,367)	(8,941)	(8,673)	(8,498)	(9,562)	(8,498)
Net loans and leases HFI	$771,152	$767,289	$718,202	$691,969	$673,968	$771,152	$673,968

Cash & interest bearing deposits	$56,827	$40,072	$70,713	$46,176	$57,209	$56,827	$57,209
Investment securities	191,079	195,908	195,048	193,116	193,765	191,079	193,765
Bank-owned life insurance	18,483	18,351	18,219	18,080	17,937	18,483	17,937
Premises and equipment	10,799	11,152	11,572	11,292	11,609	10,799	11,609
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	2,171	2,134	2,140	2,149	2,091	2,171	2,091
Identifiable intangible assets	1,430	1,490	1,551	1,611	1,682	1,430	1,682

Deposits:
Non-interest checking	$212,521	$208,672	$204,576	$196,917	$189,873	$212,521	$189,873
Interest checking	230,084	222,267	212,386	189,401	176,034	230,084	176,034
Money market	93,810	86,533	86,598	82,698	88,081	93,810	88,081
Savings	146,933	149,721	147,718	145,032	141,701	146,933	141,701
Certificates	261,940	264,341	268,588	256,552	264,142	261,940	264,142
Total deposits	$945,288	$931,534	$919,866	$870,600	$859,831	$945,288	$859,831

Borrowings	$16,500	$22,500	$15,000	$17,000	$20,000	$16,500	$20,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	94,608	91,896	89,282	87,184	88,294	94,608	88,294

Consolidated earnings summary:
Interest income	$10,677	$10,093	$9,604	$9,336	$9,210	$30,374	$26,880
Interest expense	1,039	1,018	940	920	911	2,997	2,691
Net interest income	9,638	9,075	8,664	8,416	8,299	27,377	24,189
Provision for credit losses	100	485	265	200	220	850	770
Noninterest income	3,507	3,558	3,298	3,372	3,691	10,363	10,815
Noninterest expense	8,737	9,214	9,047	8,819	8,929	26,998	27,081
Income before taxes	4,308	2,934	2,650	2,769	2,841	9,892	7,153
Income tax expense	1,392	879	778	775	947	3,049	2,186
Net income	$2,916	$2,055	$1,872	$1,994	$1,894	$6,843	$4,967

Per Share Data:
Basic earnings per share	$0.31	$0.22	$0.20	$0.21	$0.20	$0.72	$0.52
Diluted earnings per share	$0.31	$0.22	$0.20	$0.21	$0.20	$0.72	$0.52
Dividends per share	$0.035	$0.035	$0.035	$0.030	$0.030	$0.105	$0.085
Book value per share	$9.95	$9.67	$9.40	$9.18	$9.30	$9.95	$9.30

Shares outstanding	9,504,991	9,502,520	9,500,266	9,494,935	9,494,935	9,504,991	9,494,935
Average basic shares	9,503,800	9,500,958	9,497,601	9,494,935	9,494,861	9,500,809	9,493,285
Average diluted shares	9,567,989	9,554,420	9,541,548	9,529,753	9,525,302	9,556,254	9,520,216

Performance ratios (tax equivalent):
Yield on average earning assets	4.30%	4.19%	4.15%	4.07%	4.13%	4.22%	4.12%
Cost of interest bearing liabilities	0.55%	0.55%	0.52%	0.52%	0.52%	0.54%	0.52%
Net interest spread	3.75%	3.65%	3.62%	3.55%	3.61%	3.68%	3.60%
Net interest margin	3.89%	3.78%	3.74%	3.68%	3.73%	3.81%	3.72%
Average earning assets to total average assets	93.85%	93.61%	93.32%	92.92%	92.42%	93.58%	92.33%

Return on average assets (annualized)	1.09%	0.79%	0.75%	0.80%	0.78%	0.88%	0.70%
Return on average equity (annualized)	12.31%	9.01%	8.52%	8.94%	8.52%	10.00%	7.69%
Efficiency ratio	65.53%	71.65%	74.92%	74.16%	73.84%	70.55%	77.31%

Average assets	$1,062,250	$1,041,823	$1,014,310	$992,192	$968,729	$1,039,637	$951,731
Average earning assets	$996,923	$975,211	$946,578	$921,984	$895,290	$972,903	$878,761
Average equity	$93,984	$91,452	$89,143	$88,694	$88,481	$91,544	$86,225

Equity/Assets	8.81%	8.66%	8.59%	8.80%	8.96%	8.81%	8.96%

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarter to Date					Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
	(dollars in thousands except per share data)
Asset quality data and ratios:
Nonaccrual loans and leases:
Non-TDR nonaccrual loans and leases
Earning	$811	$495	$576	$410	$569	$811	$569
Non-Earning	1,105	1,489	1,479	1,257	1,289	1,105	1,289
Total Non-TDR nonaccrual loans and leases	$1,916	$1,984	$2,055	$1,667	$1,858	$1,916	$1,858
TDR nonaccrual loans and leases
Current TDRs	$389	$549	$720	$422	$792	$389	$792
Past Due TDRs	0	0	0	962	248	0	248
Total TDR nonaccrual loans and leases	$389	$549	$720	$1,384	$1,040	$389	$1,040
Total nonaccrual loans and leases	$2,305	$2,533	$2,775	$3,051	$2,898	$2,305	$2,898
Loans and leases >90 days past due, still accruing	0	0	0	0	0	0	0
Other real estate owned (OREO)	2,184	2,438	3,115	3,229	4,810	2,184	4,810
Total nonperforming assets	$4,489	$4,971	$5,890	$6,280	$7,708	$4,489	$7,708

Allowance for loan and lease losses to loans and leases HFI	1.22%	1.21%	1.23%	1.24%	1.25%	1.22%	1.25%

Net charge-offs (recoveries)	$(95)	$59	$(3)	$25	$60	$(38)	$138
Net charge-offs (recoveries) to total loans and leases	-0.01%	0.01%	0.00%	0.00%	0.01%	0.00%	0.02%
Total nonaccrual loans and leases to total loans and leases HFI	0.30%	0.33%	0.38%	0.44%	0.42%	0.30%	0.42%
Total nonperforming assets to total assets	0.42%	0.47%	0.57%	0.63%	0.78%	0.42%	0.78%
Total loans and leases to total deposits	82.99%	84.06%	79.32%	81.06%	80.22%	82.99%	80.22%
Total loans and leases to total assets	73.08%	73.78%	70.20%	71.24%	69.97%	73.08%	69.97%
Loans serviced for others	$366,810	$363,489	$368,617	$371,956	$370,606	$366,810	$370,606

Reconciliation of Non-GAAP Measures:
Pre-tax pre-provision operating earnings (non-GAAP):
Income before taxes (GAAP)	$4,308	$2,934	$2,650	$2,769	$2,841	$9,892	$7,153
Provision for credit losses	100	485	265	200	220	850	770
Pre-tax pre-provision net income	4,408	3,419	2,915	2,969	3,061	10,742	7,923
Securities (gains) losses, net	0	0	0	0	0	0	(467)
Merger related expenses	109	278	0	0	0	387	0
OREO valuations	15	58	119	140	0	192	110
OREO (gains) losses, (net)	(14)	26	(82)	(80)	(77)	(70)	(51)
Pre-tax pre-provision operating earnings (non-GAAP)	$4,518	$3,781	$2,952	$3,029	$2,984	$11,251	$7,515

Total core non-interest income (non-GAAP):
Non-interest income (GAAP)	$3,507	$3,558	$3,298	$3,372	$3,691	$10,363	$10,815
Securities (gains) losses, net	0	0	0	0	0	0	(467)
OREO (gains) losses, (net)	(14)	26	(82)	(80)	(77)	(70)	(51)
Total core non-interest income (non-GAAP)	$3,493	$3,584	$3,216	$3,292	$3,614	$10,293	$10,297

Tangible equity (non-GAAP):
Total equity (GAAP)	$94,608	$91,896	$89,282	$87,184	$88,294	$94,608	$88,294
Intangible assets (a)	5,649	5,709	5,770	5,830	5,901	5,649	5,901
Tangible equity (non-GAAP)	$88,959	$86,187	$83,512	$81,354	$82,393	$88,959	$82,393
Tangible Equity/Assets (non-GAAP)	8.29%	8.12%	8.03%	8.21%	8.36%	8.29%	8.36%
Tangible book value per share (non-GAAP)	$9.36	$9.07	$8.79	$8.57	$8.68	$9.36	$8.68

Return on average tangible common equity (non-GAAP):
Net income (GAAP)	$2,916	$2,055	$1,872	$1,994	$1,894	$6,843	$4,967
Amortization of intangibles, net of tax	41	42	43	51	47	125	148
Tangible net income available to shareholders (non-GAAP)	$2,957	$2,097	$1,915	$2,045	$1,941	$6,968	$5,115

Average equity	93,984	91,452	89,143	88,694	88,481	91,544	86,225
Average intangible assets (a)	5,687	5,748	5,809	5,876	5,946	5,748	6,017
Average tangible common equity (non-GAAP)	$88,297	$85,704	$83,334	$82,818	$82,535	$85,796	$80,208
Return on average tangible common equity (non-GAAP)	13.29%	9.82%	9.32%	9.82%	9.36%	10.86%	8.50%

(a) Excludes mortgage servicing rights

Average Balances – Yield/Cost Analysis	Three Months Ended September 30,
	2017			2016
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest earning assets:
Loans receivable	$782,465	$9,316	4.68%	$685,441	$7,915	4.54%
Investments and deposits	214,458	1,361	2.91 (1)	209,849	1,295	2.81 (1)
Total earning assets	996,923	10,677	4.30 (1)	895,290	9,210	4.13 (1)
Nonearning assets	65,327			73,439
Total assets	$1,062,250			$968,729

Interest bearing liabilities:
Deposits	$723,960	842	0.46	$663,983	728	0.44
Borrowings	18,288	70	1.53	18,506	56	1.18
Junior subordinated debentures	10,310	127	4.82	10,310	127	4.82
Total interest bearing liabilities	752,558	1,039	0.55	692,799	911	0.52
Noninterest bearing demand deposits	209,192	-	-	181,000	-	-
Total sources of funds	961,750	1,039	0.43	873,799	911	0.41
Other liabilities	6,516			6,449
Stockholders’ equity	93,984			88,481
Total liabilities and equity	$1,062,250			$968,729

Net interest income		$9,638			$8,299

Interest rate spread (1)(2)			3.75%			3.61%
Net interest margin (1)(3)			3.89%			3.73%
Ratio of earning assets to interest bearing liabilities			132.47%			129.23%

	Nine Months Ended September 30,
	2017			2016
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest earning assets:
Loans receivable	$747,165	$26,230	4.64%	$654,696	$22,749	4.59%
Investments and deposits	225,738	4,144	2.80 (1)	224,065	4,131	2.78 (1)
Total earning assets	972,903	30,374	4.22 (1)	878,761	26,880	4.12 (1)
Nonearning assets	66,734			72,970
Total assets	$1,039,637			$951,731

Interest bearing liabilities:
Deposits	$710,313	2,426	0.46	$653,116	2,095	0.43
Borrowings	19,493	193	1.32	24,450	187	1.01
Junior subordinated debentures	10,310	378	4.84	10,310	409	5.21
Total interest bearing liabilities	740,116	2,997	0.54	687,876	2,691	0.52
Noninterest bearing demand deposits	201,947	-	-	171,504	-	-
Total sources of funds	942,063	2,997	0.42	859,380	2,691	0.42
Other liabilities	6,030			6,126
Stockholders’ equity	91,544			86,225
Total liabilities and equity	$1,039,637			$951,731

Net interest income		$27,377			$24,189

Interest rate spread (1)(2)			3.68%			3.60%
Net interest margin (1)(3)			3.81%			3.72%
Ratio of earning assets to interest bearing liabilities			131.45%			127.75%

(1)	Shown as a tax-adjusted yield.
(2)	Represents the difference between the average yield on earning assets and the average cost of funds.
(3)	Represents net interest income divided by average earning assets.